                                                                    EXHIBIT 10.6
                                                                  EXECUTION COPY




                           MASTER REPURCHASE AGREEMENT




                                    Between:




                      DLJ MORTGAGE CAPITAL, INC., AS BUYER




                                       and




                        STARNET MORTGAGE, INC., AS SELLER




                            Dated as of May 31, 2000

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

1.       APPLICABILITY .........................................................................................  1
2.       DEFINITIONS ...........................................................................................  1
3.       INITIATION; TERMINATION ............................................................................... 12
4.       MARGIN AMOUNT MAINTENANCE ............................................................................. 16
5.       INCOME PAYMENTS ....................................................................................... 16
6.       REQUIREMENTS OF LAW ................................................................................... 17
7.       SECURITY INTEREST ..................................................................................... 18
8.       PAYMENT, TRANSFER AND CUSTODY ......................................................................... 19
9.       HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS ........................................................... 20
10.      REPRESENTATIONS ....................................................................................... 20
11.      COVENANTS OF THE SELLER ............................................................................... 25
12.      EVENTS OF DEFAULT ..................................................................................... 30
13.      REMEDIES .............................................................................................. 33
14.      INDEMNIFICATION AND EXPENSES .......................................................................... 35
15.      RECORDING OF COMMUNICATIONS ........................................................................... 36
16.      SINGLE AGREEMENT ...................................................................................... 36
17.      NOTICES AND OTHER COMMUNICATIONS ...................................................................... 37
18.      ENTIRE AGREEMENT; SEVERABILITY ........................................................................ 37
19.      NON-ASSIGNABILITY ..................................................................................... 37
20.      TERMINABILITY ......................................................................................... 37
21.      GOVERNING LAW ......................................................................................... 38
22.      SUBMISSION TO JURISDICTION; WAIVERS ................................................................... 38



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

23.      NO WAIVERS, ETC. ...................................................................................... 39
24.      SERVICING ............................................................................................. 39
25.      PERIODIC DUE DILIGENCE REVIEW ......................................................................... 40
26.      BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT ............................................................... 41
27.      MISCELLANEOUS ......................................................................................... 42
28.      CONFIDENTIALITY ....................................................................................... 43
29.      CONFLICTS ............................................................................................. 43
30.      MAXIMUM CHARGES ....................................................................................... 43

                                    EXHIBITS



SCHEDULE 1                    Representations and Warranties Re: Mortgage Loans

EXHIBIT I                     Form of Confirmation Letter

EXHIBIT II                    Underwriting Guidelines

EXHIBIT III                   Form of Opinion Letter

EXHIBIT IV                    UCC Filing Jurisdictions

EXHIBIT V                     Form of Account Agreement

EXHIBIT VI                    Form of True Sale Certification

EXHIBIT VII                   Takeout Investors




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


                           MASTER REPURCHASE AGREEMENT

                  This is a MASTER REPURCHASE AGREEMENT, dated as of May 31, 2000, between STARNET MORTGAGE, INC., a Delaware corporation (the "Seller"), and DLJ MORTGAGE CAPITAL, INC., a New York corporation (the "Buyer").

1.       APPLICABILITY

         From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than 364 days after the date of transfer, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, unless otherwise agreed in writing.

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa) Terms otherwise not defined herein shall have the meanings set forth in the Custodial Agreement.

         "Account Agreement" shall mean a letter agreement between the Seller, the Buyer, and the Bank substantially in the form of Exhibit V attached hereto.

         "Act of Insolvency" shall mean, with respect to any party and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or
         (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

         "Additional Purchased Assets" shall mean Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4 of the Repurchase Agreement.

         "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

         "ALTA" shall mean the American Land Title Association.

         "Anticipated Settlement Date" shall mean, with respect to each Mortgage Loan, that date specified in the related Takeout Commitment as the expiration date for such Takeout Commitment.

         "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

         "Asset Medium" shall mean a computer-readable transmission containing information with respect to each Mortgage Loan to be delivered by the Seller to the Buyer pursuant to Section 3(c) hereof and shall contain the information set forth in Annex 1 attached to the Custodial Agreement.

         "Asset Schedule" shall have the meaning assigned thereto in the Custodial Agreement.

         "Asset Schedule and Exception Report" shall mean an Asset Schedule and Exception Report prepared by the Custodian pursuant to the Custodial Agreement.

         "Asset Value" shall mean with respect to each Eligible Asset, the lesser of (a) the Applicable Collateral Percentage of the Market Value of such Mortgage Loan, and (b) the outstanding principal balance of such Eligible Asset; provided, that, the following additional limitations on Asset Value shall apply:

                  (i) The Asset Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date Asset Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty nine (29) calendar days (without regard to any applicable grace periods), (3) which has not been repurchased by the Seller by the 180th day after the date on which it is first purchased by Buyer, (4) which has been released from the possession of the Custodian under the Custodial Agreement to the Seller for a period in excess of ten (10) calendar days, or (5) which exceed the limitation on Asset Value set forth below.

                  (ii) The Asset Value of Mortgage Loans that are Second Lien Mortgage Loans shall not exceed 15% of the Repurchase Price.

         "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Buyer.

         "Bank" shall mean Bank United, N.A., in its capacity as bank with respect to the Account Agreement.



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

         "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

         "Business Day" shall mean a day other than (i) a Saturday or Sunday, or
         (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed.

         "Buyer" shall mean DLJ Mortgage Capital, Inc., its successors in interest and assigns.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collection Account" shall mean the account established by the Bank subject to an Account Agreement, into which all Collections shall be deposited.

         "Collections" shall mean all collections and proceeds on or in respect of the Mortgage Loans, excluding collections required to be paid to the Servicer or a Mortgagor on the Mortgage Loans.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Seller within the meaning of Section 4001 of ERISA or is part of a group which includes the Seller and which is treated as a single employer under Section 414 of the Code.

         "Custodial Agreement" shall mean that custodial agreement, dated as of August 19, 1999, by and among Buyer, Seller and the Custodian, as the same shall be modified and supplemented and in effect from time to time.

         "Custodial Identification Certificate" shall have the meaning specified in the Custodial Agreement.

         "Custodian" shall mean Bank One, N.A. as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

         "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "DLJ Obligations" shall mean any obligations of the Seller hereunder and under any other arrangement between the Seller or an Affiliate of the Seller on the one hand and the Buyer or an Affiliate of the Buyer on the other hand.

         "Dollars" and "$" shall mean lawful money of the United States of America.



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

         "Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 27 hereof with respect to any or all of the Mortgage Loans, as desired by the Buyer from time to time.

         "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

         "Eligible Asset" shall mean a Mortgage Loan (i) as to which the representations and warranties in Schedule 1 hereof are correct (ii) which is underwritten substantially in accordance with the Seller's Underwriting Guidelines, a copy of which is attached hereto as Exhibit II, (iii) which is secured by a Residential Dwelling, and (iv) which is in strict compliance with any Investor Requirements for purchase by the related Takeout Investor.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under
         Section 302(f) of ERISA and Section 412(n) of the Code, described in
         Section 414(m) or (o) of the Code of which the Seller is a member.

         "Eurodollar Rate" shall mean, with respect to each day a Transaction is outstanding, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the average rate per annum at which three mutually acceptable banks are offered Dollar deposits at or about 10:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the amount of the Transactions to be outstanding on such day.

         "Event of Default" has the meaning specified in Section 12 hereof.

         "Fannie Mae" shall mean the Federal National Mortgage Association, or any successor thereto.

         "FICO Score" shall mean the statistical credit scores obtained by lenders in connection with a loan application to help assess a Mortgagor's creditworthiness.

         "Foreclosed Loan" shall mean a loan owned by the Seller, the Property securing which has been foreclosed upon by the Seller.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.



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

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator; including without limitation, the Appropriate Federal Banking Agency having jurisdiction over the Seller, any of its Subsidiaries or any of their properties.

         "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

         "Income" shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (h) Indebtedness of general partnerships of which such Person is a general partner; and (i) Capital Lease Obligations of such Person.

         "Investor Requirements" shall mean the underwriting standards or guidelines of the Takeout Investor, with respect to the related Mortgage Loans and the delivery and servicing thereof.

         "Late Payment Fee" has the meaning specified in Section 5(b) hereof.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

         "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

         "Margin Percentage" shall mean such percentage as is acceptable to the Buyer in its sole discretion and set forth in the related Confirmation.

         "Margin Deficit" has the meaning specified in Section 4.

         "Market Value" shall mean, as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loan could readily be sold as determined in good faith by Buyer.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of the Seller, (b) the ability of the Seller to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of the Buyer under any of the Repurchase Documents,
         (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the Asset Value of the Purchased Assets.

         "Moody's" shall mean Moody's Investors Service, Inc. or any successors thereto.

         "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on a fee simple Residential Dwelling securing the Mortgage Note.

         "Mortgage File" shall mean the documents specified as the "Mortgage File" in Section 2 of the Custodial Agreement.

         "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Buyer pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage, and (ii) all right, title and interest of the Seller in and to the Mortgaged Property covered by such Mortgage.

         "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.



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         "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

         "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

         "Mortgagee" shall mean the record holder of a Mortgage Note secured by a Mortgage.

         "Mortgagor" shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
         Section 3(37) of ERISA to which contributions have been or are required to be made by the Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

         "Net Income" shall mean, for any period, the net income of the Seller for such period as determined in accordance with GAAP.

         "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Payment Date" shall mean the 10th Business Day of each month.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Periodic Advance Repurchase Payment" has the meaning specified in
         Section 5(b).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" shall mean an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Post-Default Rate" shall mean, in respect of any Transaction or any other amount under this Repurchase Agreement or any other Repurchase Document that is not paid when due to the Buyer at the stated Repurchase Date or otherwise when due, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% per annum plus the Prime Rate.

         "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any



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

         amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

         "Pricing Rate" shall mean a rate per annum equal to the lesser of (i) the sum of (a) the Eurodollar Rate plus (b) the Pricing Spread, and
         (ii) the maximum non-usurious interest rate that then may be contracted for, charged or received by the Purchaser from Seller in connection with the Transactions.

         "Pricing Spread" shall mean the weighted average of the applicable rates per annum set forth in the applicable Confirmation for each day of the Transaction calculated as the sum of the product, for each category of Eligible Assets assigned a separate rate per annum, of (i) a fraction equal to the Asset Value of Eligible Assets for each category of Eligible Assets assigned a separate rate per annum, divided by the Asset Value of all Eligible Assets multiplied by (b) the applicable rate per annum assigned to the related category of Assets.

         "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Agreement" shall mean any purchase agreement by and between the Seller and any third party, including without limitation, any Affiliate of the Seller, pursuant to which the Seller has purchased assets subsequently sold to the Buyer hereunder.

         "Purchase Date" shall mean the date on which Purchased Assets are transferred by Seller to the Buyer or its designee (including the Custodian).

         "Purchase Price" shall mean on each Purchase Date, the price at which Purchased Assets are transferred by Seller to Buyer or its designee (including the Custodian) which shall equal the Asset Value for such Purchased Assets on the Purchase Date.

         "Purchased Assets" shall mean the Mortgage Loans sold by Seller to Buyer in a Transaction, and any Additional Purchased Assets.

         "Purchased Items" has the meaning specified in Section 7.

         "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac.

         "Qualified Originator" means an originator of Mortgage Loans reasonably acceptable to the Buyer.

         "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "REO Property" shall mean real property acquired by the Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

         "Repurchase Agreement" shall mean this Master Repurchase Agreement between Buyer and the Seller, dated as of the date hereof as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

         "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer as specified in the related Confirmation, including any date determined by application of the provisions of Sections 3 or 13.

         "Repurchase Documents" shall mean this Repurchase Agreement, the Custodial Agreement and the Account Agreement.

         "Repurchase Obligations" shall have the meaning provided in Section 7(b) hereof.

         "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Advance Repurchase Payments actually received by Buyer pursuant to Sections 5(a) and 5(b), respectively.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Residential Dwelling" shall mean any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling,
         (iii) a unit in a condominium project, or (iv) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not Residential Dwellings:
         (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes, (f) any dwelling situated on more than ten acres of property and (g) any dwelling situated on a leasehold estate.

         "Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

         "S&P" shall mean Standard & Poor's Ratings Services, or any successor thereto.

         "Second Lien Mortgage Loan" shall mean a Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

         "Security Agreement" shall mean with respect to any Mortgage Loan, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Mortgage Note), executed by the Mortgagor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

         "Seller" shall mean StarNet Mortgage, Inc.

         "Servicer" has the meaning specified in Section 24 hereof.

         "Servicer Account" shall mean any account established by the Servicer in connection with the servicing of the Mortgage Loans.

         "Servicing Agreement" has the meaning specified in Section 24 hereof.

         "Servicing File" means with respect to each Mortgage Loan, the file retained by Seller consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

         "Servicing Records" has the meaning specified in Section 24 hereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Takeout Commitment" shall mean a trade confirmation from the Takeout Investor to the Seller confirming the details of a forward trade between the Takeout Investor (as buyer) and the Seller (as seller) constituting a valid, binding and enforceable mandatory delivery commitment by a Takeout Investor to purchase on the Anticipated Settlement Date and at a given Takeout Price described therein.

         "Takeout Investor" shall mean any buyer, loan program, securities broker-dealer or other institution which has made a Takeout Commitment and which may be listed on Exhibit VII hereto, from time to time following approval by the Buyer. The Buyer shall provide at least ten (10) Business Days' prior notice in the event any Takeout Investor is to be removed from Exhibit VII.

         "Takeout Price" shall mean as to each Takeout Commitment the purchase price (expressed as a percentage of par) set forth therein.

         "Tangible Net Worth" shall mean shall mean, as of a particular date,

                  (a) all amounts which would be included under capital on a balance sheet of the Seller at such date, determined in accordance with GAAP, less

                  (b) (i) amounts owing to the Seller from Affiliates, or from officers, employees, shareholders or other Persons that are Affiliates of the Seller, (ii) intangible assets, and (iii) the value of REO Property and Foreclosed Loans.

         "Termination Date" shall mean the date which is 364 days from the date hereof which shall be May 30, 2001.

         "Test Period" shall have the meaning provided in Section 11(l) hereof.

         "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Seller during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP

         "Transaction" has the meaning specified in Section 1.

         "True Sale Certification" shall mean a true sale certification in the form of Exhibit VI attached hereto.

         "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain Mortgage Files which are held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.

         "Underwriting Guidelines" shall mean the underwriting guidelines delivered by the Seller to the Buyer on or prior to the Effective Date and as may be supplemented from time to time thereafter.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "Wire Disbursement Authorization Letter" shall mean a wire disbursement authorization letter substantially in the form of Exhibit 17 to the Custodial Agreement.

3.       INITIATION; TERMINATION

         (a) Conditions Precedent to Initial Transaction. Buyer's obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

         (1)   The following Repurchase Documents delivered to the Buyer:

                           (A) Master Repurchase Agreement, duly completed and
                  executed by the parties thereto. In addition, the Seller shall have taken such other action as the Buyer shall have requested in order to perfect the security interests created pursuant to this Repurchase Agreement, including execution of UCC-1 and UCC-3 financing statements in form and substance satisfactory to the Buyer;

                           (B) Custodial Agreement. The Custodial Agreement,
                  duly executed and delivered by the Seller and the Custodian. In addition, the Seller shall have taken such other action as the Buyer shall have requested in order to transfer the Purchased Assets pursuant to this Repurchase Agreement; and

                           (C) Account Agreement. An Account Agreement, duly
                  executed by the parties thereto.

         (2) Opinions of Counsel. An opinion or opinions of outside counsel to the Seller, substantially in the form of Exhibit III;

         (3) Organizational Documents. Certified copies of the charter and by-laws (or equivalent documents) of the Seller and of all corporate or other authority for the Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by the Seller from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from the Seller to the contrary);

         (4) Asset Schedule and Exception Report. An Asset Schedule and Exception Report, dated the Effective Date, from the Custodian, duly completed;

         (5) Underwriting Guidelines. A copy of Seller's current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Buyer;

         (6) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with a letter attached thereto acknowledged by the applicable Servicer directing the Servicer to remit all payments on account of the Mortgage Loans directly to the Buyer upon receipt of notice from the Buyer of the occurrence of an Event of Default;

         (7) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

         (b) Conditions Precedent to all Transactions. Buyer's obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

         (1) Buyer shall have executed and delivered a Confirmation in accordance with the procedures set forth in Section 3(c).

         (2) no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

         (3) both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller in Section 10 hereof, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

         (4) the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to Transactions;

         (5) subject to the Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 27 hereof, the Buyer shall have completed its due diligence review of the Mortgage Loan Documents for each Purchased Asset, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as the Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to the Buyer in its sole discretion;

         (6) the Buyer shall have received from the Custodian a Trust Receipt on the initial Purchase Date and on each Purchase Date an Asset Schedule and Exception Report with exceptions acceptable to the Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

         (7) the Buyer shall have received from the Seller copies of each Servicing Agreement relating to the Assets and the Buyer shall have reviewed and approved each such Servicing Agreement in its sole discretion;

         (8) the Buyer shall have received all fees and expenses of counsel to the Buyer as contemplated by Section 14(b) which amount, at the Buyer's option, may be withheld from any Transaction hereunder.

         (9) the Buyer shall have approved, in its sole discretion, all exceptions to the Underwriting Guidelines;

         (10)  none of the following shall have occurred and/or be continuing:

                           (A) DLJ's corporate bond rating as calculated by S&P
                  or Moody's has been lowered or downgraded to a rating below BBB as indicated by S&P or below BAA as indicated by Moody's;

                           (B) an event or events shall have occurred in the
                  good faith determination of the Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                           (C) an event or events shall have occurred resulting
                  in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                           (D) there shall have occurred a material adverse
                  change in the financial condition of the Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of the Buyer to fund its obligations under this Repurchase Agreement; or

         (11) prior to the sale of any Mortgage Loan acquired (by purchase or otherwise) by the Seller from any third party, including without limitation, any Affiliate of the Seller, the Buyer shall have received a True Sale Certification.

         Each Confirmation delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in this
         Section 3(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

         (c) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of Exhibit I attached hereto (a "Confirmation"). Such Confirmation shall describe the Purchased Assets in an Asset Medium and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Margin Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (e) below, sign the Confirmation and promptly return it to Buyer.

         (d) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

         (e) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller.

         (f) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone or otherwise, no later than 1:00 p.m. (New York time) on the Business Day prior to the day on which such termination will be effective.

         (g) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller's expense on the Repurchase Date.

         (h) Subject to the terms and conditions of this Repurchase Agreement, during such period the Seller may sell, repurchase and resell Eligible Assets hereunder.

         (i) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing.

         (j) No later than 3:00 p.m., New York City time, one (1) Business Day prior to the requested Purchase Date, the Seller shall deliver to the Custodian the Mortgage File, as applicable, pertaining to each Eligible Asset to be purchased by the Buyer.

         (k) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Buyer and the Seller, by no later than 12:00 noon, New York City time on a Purchase Date, an Asset Schedule and Exception Report in respect of all Eligible Assets purchased by the Buyer on such Purchase Date. Subject to the provisions of this Section 3, the Purchase Price will then be made available to the Seller by the Buyer transferring, via wire transfer, in the aggregate amount of such borrowing in funds immediately available pursuant to Wire Instructions set forth in the Confirmation (subject to the purchase limits set forth in Section 3(l) hereof).

         (l) The Seller shall, at the request of the Buyer, deliver to the Buyer a Takeout Commitment for each Mortgage Loan. In the event that any Takeout Commitment should expire, the Seller shall enter into a new Takeout Commitment, accompanied by a Takeout Assignment, within three
         (3) Business Days following the date of such expiration.

         (m) The Seller may repurchase Purchased Assets without penalty or premium, on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 5(c). If the Seller intends to make such a repurchase, the Seller shall give one (1) Business Day's prior written notice thereof to the Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the original Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Repurchase Agreement.

         (n) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including the Custodian) at Seller's expense on the Repurchase Date.

4.       MARGIN AMOUNT MAINTENANCE

         If at any time the aggregate Asset Value of the related Purchased Assets subject to all Transactions is less than the aggregate Purchase Price for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a "Margin Deficit Notice"), require Seller to either (a) transfer to Buyer or its designee (including the Custodian) Eligible Assets ("Additional Purchased Assets"), so that the aggregate Asset Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed the aggregate Asset Value, or (b) remit to Buyer a payment (the "Margin Deficit Payment") (to be applied against the Purchase Price) in such amount as may be necessary to reduce the outstanding Purchase Price such that it is less than or equal to the Asset Value. If Buyer delivers a Margin Deficit Notice to Seller on or prior to 5 p.m. (New York City time) on any Business Day, then Seller shall transfer Additional Purchased Assets or remit the Margin Deficit Payment to Buyer no later than 5 p.m. (New York City time) the following Business Day. In the event the Buyer delivers a Margin Deficit Notice to Seller after 5 p.m. (New York City time) on any Business Day, then such Margin Deficit Notice shall be deemed to have been delivered on the following Business Day and Seller shall be required to transfer Additional Purchased Assets or remit the Margin Deficit Payment no later than 5 p.m. (New York City time) on the subsequent Business Day.

5.       INCOME PAYMENTS

         (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Assets subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, Buyer agrees that until an Event of Default has occurred and is continuing and Buyer otherwise directs, Servicer shall continue to remit Income in accordance with the Account Agreement.

         (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Advance Repurchase Payment") on each Payment Date. If Seller fails to make all or part of the Periodic Advance Repurchase Payment by 5:00 p.m. (New York time) on the Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post-Default Rate (the "Late Payment Fee") until the Periodic Advance Repurchase Payment is received in full by Buyer.

         (c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively, excluding any Late Payment Fees paid pursuant to Section 5(b).

6.       REQUIREMENTS OF LAW

         (a) If any Requirement of Law (other than with respect to any amendment made to the Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (1) shall subject the Buyer to any tax of any kind whatsoever with respect to this Repurchase Agreement or any Transaction (excluding net income taxes) or change the basis of taxation of payments to the Buyer in respect thereof;

         (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of the Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

         (3)   shall impose on the Buyer any other condition;

and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Seller shall promptly pay the Buyer such additional amount or amounts as calculated by the Buyer in good faith as will compensate the Buyer for such increased cost or reduced amount receivable.

         (b) If the Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any

         Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, the Seller shall promptly pay to the Buyer such additional amount or amounts as will compensate the Buyer for such reduction.

         (c) If the Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Buyer to the Seller shall be conclusive in the absence of manifest error.

7.       SECURITY INTEREST

         (a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the ("Purchased Items"): all Mortgage Loans, all rights under each Purchase Agreement (but not the obligations thereunder), all Mortgage Loan Documents, including without limitation all promissory notes, all Servicing Records (as defined in Section 24(c)), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all servicing fees to which such Seller is entitled and rights relating to the Mortgage Loans, any Servicer accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all purchase agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies from time to time on deposit in the Collection Account, all Takeout Commitments now existing or hereafter arising, covering any part of the foregoing Purchased Items, all rights to deliver the Mortgage Loans to Takeout Investors or to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Purchased Items pursuant thereto, including the Seller's right and entitlement to receive the entire Takeout Price specified in each Takeout Commitment, all "general intangibles", "accounts", "chattel paper" and "investment property" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

         (b) The Buyer and the Seller intend that the Transactions hereunder be sales to the Buyer of the Purchased Assets and not loans from the Buyer to the Seller secured by the

         Purchased Assets. However, in order to preserve the Buyer's rights under this Repurchase Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by the Seller of all of the Seller's obligations to the Buyer hereunder and the Transactions entered into hereunder (the "Repurchase Obligations") and DLJ Obligations, the Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items to the Buyer to secure the Repurchase Obligations and DLJ Obligations including without limitation the repayment of all amounts owing to the Buyer hereunder. The assignment, pledge and grant of security interest contained herein shall be, and the Seller hereby represents and warrants to the Buyer that it is, a first priority security interest. The Seller agrees to mark its computer records and tapes to evidence the interests granted to the Buyer hereunder. All Purchased Items shall secure the payment of all obligations of the Seller now or hereafter existing under this Repurchase Agreement, including, without limitation, Seller's obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to the Buyer hereunder.

         (c) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Buyer pursuant to the terms of the Custodial Agreement and shall deliver to the Buyer Trust Receipts each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

8.       PAYMENT, TRANSFER AND CUSTODY

         (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Buyer at the following account maintained by the Buyer; Account No. 066-214-351, for the account of DLJ Mortgage Capital, Inc., The Chase Manhattan Bank, ABA No. 021-000-021, Attn:
         StarNet P&I, not later than 3:00 p.m. New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). The Seller acknowledges that it has no rights of withdrawal from the foregoing account.

         (b) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to the following account of Seller; Account No. 5026455, for the account of StarNet Mortgage, Inc., Bank United, N.A., ABA No. 313071904, Attn: Edward P. Dayton, not later than 3:00 p.m. New York City time, simultaneously with the delivery to the Custodian of the Purchased Assets relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Items.

         (c) Notwithstanding anything to the contrary in this Repurchase Agreement, including agreements to enter into a Transaction pursuant to
         Section 3, Buyer shall have no obligation to purchase any Mortgage Loans on any Purchase Date if, after such purchase:

         (1) an Event of Default by the Seller will have occurred and be continuing, or an Event of Default by the Seller would occur with notice or the passing of time; or

         (2) the Repurchase Date for such Transaction would be later than the Termination Date.

         (d) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, the Seller shall deliver or cause to be delivered and released to Buyer or its designee (including the Custodian) (i) the Custodial Identification Certificate and (ii) the documents identified in the Custodial Agreement.

         (e) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by the Seller or its designee for the benefit of the Buyer as the owner thereof. The Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including the Custodian). The possession of the Mortgage File by the Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by the Seller or its designee shall be segregated on the Seller's books and records from the other assets of the Seller or its designee and the books and records of the Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to the Buyer. The Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from the Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

9.       HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

         Title to all Purchased Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Repurchase Agreement shall preclude the Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. Nothing contained in this Repurchase Agreement shall obligate the Buyer to segregate any Purchased Assets delivered to the Buyer by the Seller.

10.      REPRESENTATIONS

         The Seller represents and warrants to the Buyer that as of the Purchase Date for the purchase of any Purchased Assets by the Buyer from the Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

         (1) Acting as Principal. The Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

         (2) Solvency. Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of the Seller's creditors. The transfer of the Mortgage Loans subject hereto is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors. The Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Mortgage Loans pursuant hereto (i) will not cause the Seller to become insolvent, (ii) will not result in any property remaining with the Seller to be unreasonably small capital, and
               (iii) will not result in debts that would be beyond the Seller's ability to pay as same mature. The Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets subject hereto.

         (3) No Broker. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Repurchase Agreement;

         (4) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Repurchase Documents to which it is a party on its part to be performed;

         (5) No Defaults. No Event of Default has occurred and is continuing hereunder;

         (6) Existence. The Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware,
               (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

         (7) Financial Condition. The Seller has heretofore furnished to the Buyer a copy of (a) its balance sheet for the fiscal year ended March 31, 1999, and the related consolidated statements of income and retained earnings and of cash flows for the Seller for such fiscal year, (b) its balance sheet for the quarterly fiscal period of the Seller ended December 31, 1999 and the related consolidated statements of income and retained earnings and of cash flows for the Seller for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year, and (c) Starnet Financial Inc.'s Annual Report on Form 10-K which includes audited financial statements at and for the fiscal year ended

               March 31, 1999 with the opinion thereon of Jackson & Rhodes, P.C. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Seller and Starnet Financial Inc. and the results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 1999, there has been no material adverse change in the business, operations or financial condition of the Seller or Starnet Financial Inc. from that set forth in said financial statements.

         (8) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries, if any, or affecting any of the Property of any of them before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $100,000, (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, or (iv) requires filing with the Office of the Comptroller of the Currency in accordance with its regulations.

         (9) No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by the Seller in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which the Seller or any of its Subsidiaries, if any, is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of the Seller, or any of its Subsidiaries, if any, pursuant to the terms of any such agreement or instrument.

         (10) Action. The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, as applicable; the execution, delivery and performance by the Seller of each of the Repurchase Documents have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document has been duly and validly executed and delivered by the Seller, as applicable, and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         (11) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Seller of the Repurchase Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

         (12) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

         (13) Taxes. The Seller and its Subsidiaries, if any, have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of its Subsidiaries, if any, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Seller and its Subsidiaries, if any, in respect of taxes and other governmental charges are, in the opinion of the Seller, adequate.

         (14) Investment Company Act. Neither the Seller nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (15)  Purchased Assets.

                         (A) The Seller has not assigned, pledged, or otherwise
                    conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale of such Mortgage Loan to the Buyer, the Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Buyer hereunder. No Mortgage Loan sold to the Buyer hereunder was acquired (by purchase or otherwise) by the Seller from an Affiliate of the Seller unless a True Sale Certification has been delivered to the Buyer.

                         (B) The provisions of this Repurchase Agreement are
                    effective to either constitute a sale of Purchased Items to the Buyer or to create in favor of the Buyer a valid security interest in all right, title and interest of the Seller in, to and under the Purchased Items.

                         (C) Upon receipt by the Custodian of each Mortgage
                    Note, endorsed in blank by a duly authorized officer of the Seller, either a purchase shall have been completed by the Buyer of each Mortgage Note or the Buyer shall have a fully perfected first priority security interest in the applicable Mortgage Note and in such Seller's interest in the related Mortgaged Property.

                         (D) Upon the filing of financing statements on Form
                    UCC-1 naming the Buyer as "Secured Party", the Seller as "Debtor" and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the security interests granted hereunder in the Purchased Items will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

         (16) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, and during the four months immediately preceding the Effective Date, the Seller's chief executive office, is, and has been located at 17311 North Dallas Parkway, Suite 350, Dallas, Texas 75248. On the Effective Date, the Seller's jurisdiction of organization is Delaware.

         (17) Location of Books and Records. The location where the Seller keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

         (18) True and Complete Disclosure. (a) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Buyer in connection with the negotiation, preparation or delivery of this Repurchase Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller to the Buyer in connection with this Repurchase Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Buyer for use in connection with the transactions contemplated hereby or thereby.

         (19) ERISA. Each Plan to which the Seller or any of its Subsidiaries make direct contributions, and, to the knowledge of the Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Seller would be under an obligation to furnish a report to the Buyer under Section 11(a)(4) hereof.

         (20) Takeout Assignments; Takeout Commitments. Each Takeout Commitment constitutes a valid, binding and subsisting obligation of a Takeout Investor, enforceable against the Seller and the Takeout Investor respectively, in accordance with its terms (subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those relating to specific performance).

11.      COVENANTS OF THE SELLER

         On and as of the date of this Repurchase Agreement and each Purchase Date and until this Repurchase Agreement is no longer in force with respect to any Transaction, the Seller covenants that it will:

         (a)   Financial Statements. The Seller shall deliver to the Buyer:

         (1) as soon as available and in any event within twenty (20) calendar days after the end of each calendar month, the unaudited balance sheets of Seller as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);]

         (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the balance sheets of Seller as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

         (3) from time to time such other information regarding the financial condition, operations, or business of the Seller as the Buyer may reasonably request; and

         (4)   as soon as reasonably possible, and in any event within thirty
               (30) days after a Responsible Officer of the Seller knows, or with respect to any Plan or Multiemployer Plan to which the Seller or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Seller setting forth details respecting such event or condition and the action, if any, that the Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Seller or an ERISA Affiliate with respect to such event or condition):

                         (A) any reportable event, as defined in Section 4043(c)
                    of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                         (B) the distribution under Section 4041(c) of ERISA of
                    a notice of intent to terminate any Plan or any action taken by the Seller or an ERISA Affiliate to terminate any Plan;

                         (C) the institution by PBGC of proceedings under
                    Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                         (D) the complete or partial withdrawal from a
                    Multiemployer Plan by the Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by the Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                         (E) the institution of a proceeding by a fiduciary of
                    any Multiemployer Plan against the Seller or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

                         (F) the adoption of an amendment to any Plan that would
                    result in the loss of tax-exempt status of the trust of which such Plan is a part if the Seller or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

         The Seller will furnish to the Buyer, at the time the Seller furnishes each set of financial statements pursuant to paragraphs (a)(1) and
         (a)(2) above, a certificate of a Responsible

         Officer of the Seller to the effect that, to the best of such Responsible Officer's knowledge, the Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Repurchase Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Seller has taken or proposes to take with respect thereto).

         (b) Litigation. The Seller will promptly, and in any event within ten
         (10) days after service of process on any of the following, give to the Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $100,000,
         (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

         (c) Existence, etc. The Seller will:

         (1) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 11(c)(i) shall prohibit any transaction expressly permitted under
               Section 11(d) hereof);

         (2) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

         (3) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

         (4) not move its chief executive office from the address referred to in Section 10(xvi) or change its jurisdiction of organization unless it shall have provided the Buyer thirty (30) days' prior written notice of such change;

         (5) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

         (6) permit representatives of the Buyer, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Buyer.

         (d) Prohibition of Fundamental Changes. The Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Seller may merge or consolidate with (a) any wholly owned subsidiary of the Seller, or (b) any other Person if the Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

         (e) Margin Deficit. If at any time there exists a Margin Deficit the Seller shall cure same in accordance with Section 4 hereof.

         (f) Notices. The Seller shall give notice to the Buyer:

         (1) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

         (2) with respect to any Purchased Asset, promptly upon receipt of any principal prepayment (in full or partial) of such Purchased Asset;

         (3) with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;

         (4) promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item or
               (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

         (5) promptly upon any material change in the market value of any or all of the Seller's assets which could reasonably be expected to have a Material Adverse Effect; and

         (6) promptly upon any expected or actual change in the senior management of the Seller.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Seller setting forth details of the occurrence referred to therein and stating what action the Seller has taken or proposes to take with respect thereto.

         (g) Reports. The Seller shall provide the Buyer with a quarterly report, which report shall include, among other items, a summary of such Seller's delinquency and loss experience with respect to Mortgage Loans serviced by the Seller, any Servicer or any designee of either operating statements, the occupancy status of such Mortgaged Property and other property level information, plus any such additional reports as the Buyer may reasonably request with respect to the Seller or any Servicer's servicing portfolio or pending originations of Mortgage Loans.

         (h) Underwriting Guidelines. In the event the Seller makes any amendment or modification to the Underwriting Guidelines, the Seller shall promptly deliver to the Buyer a complete copy of the amended or modified Underwriting Guidelines.

         (i) Transactions with Affiliates. The Seller shall not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (except for (i) the acquisition of equity or stock or warrants of an Affiliate and (ii) the payment of dividends, in either case, in the ordinary course of business, and (iii) the purchase or sale of loans in the ordinary course of business which is a true sale and does not constitute a fraudulent conveyance) unless such transaction is (a) not otherwise expressly prohibited under this Repurchase Agreement, (b) in the ordinary course of the Seller's business (c) upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 11(i) to any Affiliate. In no event shall the Seller transfer to the Buyer hereunder any Mortgage Loan acquired by the Seller from an Affiliate of the Seller unless a True Sale Certification has been delivered to the Buyer prior to such sale.

         (j) Limitation on Liens. Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Purchased Items, the Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items (other than any security interest created under this Repurchase Agreement), and the Seller will defend the right, title and interest of the Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever.

         (k) Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, the Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Seller.

         (l) Maintenance of Profitability. The Seller shall not permit, for any period of six (6) consecutive calendar months (each such period, a "Test Period"), Net Income for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

         (m) Maintenance of Tangible Net Worth. The Seller shall not permit Tangible Net Worth at any time to be less than the sum of (i) $1,000,000 plus (ii) an amount equal to 75% of the aggregate or positive Net Income (without deduction for quarterly losses).

         (n) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Seller shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 15:1.

         (o) Servicer; Servicing Tape. The Seller shall provide to the Buyer, electronically, in a format mutually acceptable to the Buyer and Seller, a remittance report on a monthly basis by no later than the 20th day of each month (the "Reporting Date") containing servicing information, including without limitation those fields reasonably requested by the Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced hereunder by the Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date (such remittance report, an "Asset Tape"). The Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by the Buyer, which approval shall be deemed granted by the Buyer with respect to the Seller with the execution of this Repurchase Agreement.

         (p) Remittance of Prepayments. The Seller shall remit, with sufficient detail to enable the Buyer to appropriately identify the Mortgage Loan to which any amount remitted applies, all principal prepayments relating to a Mortgage Loan that the Seller has received after the sale of the Mortgage Loan to the Buyer no later than one (1) Business Day following the date such prepayment was received.

         (q) Custodial Agreement. The Seller shall maintain the Custodial Agreement in full force and effect and shall not amend or modify the Custodial Agreement or waive compliance with any provisions thereunder without the prior written consent of the Buyer.

         (r) The Seller shall provide the Buyer on a monthly basis, in a letter format acceptable to the Buyer in its sole discretion, a compliance report demonstrating therein the calculations the Seller utilized to determine its compliance with the financial covenants set forth in clauses (l) (m) and (n) of this Section 11.

         (s) Takeout Commitments. The Borrower shall at all times have in place a Takeout Commitment covering each Mortgage Loan pledged as Collateral hereunder; provided that, in the event that any Takeout Commitment should expire, the Borrower shall arrange a new Takeout Commitment within three (3) Business Days from the date of such expiration.

12.      EVENTS OF DEFAULT

         If any of the following events (each an "Event of Default") occur, the Seller and Buyer shall have the rights set forth in Section 13, as applicable:

         (a) the Seller shall default in the payment of any Repurchase Price due or any amount due under Section 5 hereof when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

         (b) the Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by the Buyer of such default, and such default shall have continued unremedied for one (1) Business Day; or

         (c) any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by the Seller or any certificate furnished to the Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of the Seller shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value of the Purchased Assets; unless (i) the Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by the Buyer in its sole discretion to be materially false or misleading on a regular basis); or

         (d) the Seller shall fail to comply with the requirements of 11(c)(i),
         Section 11(d), Section 11(e), or Sections 11(h) through 11(t) hereof;
         or

         (e) the Seller shall otherwise fail to comply with the requirements of
         Section 11(c), Section 11(f), or Section 11(p) hereof and such default shall continue unremedied for a period of 5 Business Days; or

         (f) the Seller shall fail to observe or perform any other covenant or agreement contained in this Repurchase Agreement or any other Transaction Document and such failure to observe or perform shall continue unremedied for a period of 10 Business Days; or

         (g) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Seller or any such Affiliate shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (h) an Act of Insolvency shall have occurred with respect to the Seller; or

         (i) the Custodial Agreement or any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect and with respect to the Custodial Agreement, shall not have been replaced with a comparable agreement acceptable to the Seller, provided that, the comparable agreement is in full force and effect prior to or at the time such agreement is terminated or ceases to be in full force and effect, or the enforceability of the Custodial Agreement or any Repurchase Document shall be contested by the Seller or any party thereto; or

         (j) the Seller shall grant, or suffer to exist, any Lien on any Purchased Item (except any Lien in favor of the Buyer); or (A) the Purchased Items shall not have been sold to the

         Buyer, or (B) the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Items in favor of the Buyer or shall be Liens in favor of any Person other than the Buyer; or

         (k) the Seller or any of the Seller's Affiliates shall be in default under (i) any Indebtedness of the Seller or of such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract to which the Seller or such Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract; or

         (l) any material adverse change in the Property, business or financial condition of the Seller or any of its Affiliates shall occur, in each case as determined by the Buyer in its sole good faith discretion, or any other condition shall exist which, in the Buyer's sole good faith discretion, constitutes a material impairment of the Seller's ability to perform its obligations under this Repurchase Agreement or any other Repurchase Document; or

         (m)(i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Seller or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Seller or any Commonly Controlled Entity shall, or in the reasonable opinion of the Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (n) The Seller's Tangible Net Worth at any time, has declined by either
         (a) 25% or more from the Seller's Tangible Net Worth as calculated based upon the Seller's audited financial statements from the most recent fiscal year, or (b) 35% or more from the Seller's highest Tangible Net Worth as calculated on any date during the Seller's current fiscal quarter.

         (o) DLJ's corporate bond rating as calculated by S&P or Moody's has been lowered or downgraded to a rating below BBB as indicated by S&P or below BAA as indicated by Moody's and the Seller shall have failed to both (i) repurchase all Purchased Assets then subject to Transactions and (ii) pay all other Repurchase Obligations, within ninety (90) calendar days following demand therefor by the Buyer.

13.      REMEDIES

         (a) If an Event of Default occurs with respect to the Seller, the following rights and remedies are available to the Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing.

         (1) At the option of the Buyer, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency of the Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. The Buyer shall (except upon the occurrence of an Act of Insolvency of the Seller) give notice to the Seller of the exercise of such option as promptly as practicable.

         (2) If the Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(1) of this Section,

                           (A) the Seller's obligations in such Transactions to
                  repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(1) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by the Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by the Seller hereunder, and (3) the Seller shall immediately deliver to the Buyer any Purchased Assets subject to such Transactions then in the Seller's possession or control;

                           (B) to the extent permitted by applicable law, the
                  Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(1) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection,
                  (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(7) of this Section, and (iii) any amounts applied to the Repurchase Price pursuant to subsection (a)(7) of this Section); and

                           (C) all Income actually received by the Buyer
                  pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by the Seller.

         (3) Upon the occurrence of one or more Events of Default with respect to the Seller, the Buyer shall have the right to obtain physical possession of the Servicing

               Records (subject to the provisions of the Custodial Agreement) and all other files of the Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of the Seller or any third party acting for the Seller and such Seller shall deliver to the Buyer such assignments as the Buyer shall request and the Buyer shall have the right to appoint any Person to act as Servicer for the Purchased Assets. The Buyer shall be entitled to specific performance of all agreements of the Seller contained in the Repurchase Documents.

         (4) At any time on the Business Day following notice to the Seller (which notice may be the notice given under subsection (a)(1) of this Section), in the event the Seller has not repurchased all Purchased Assets, the Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as the Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by the Buyer in connection with the Seller's default; second to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of the Seller to the Buyer or its Affiliates.

         (5) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 24, if Seller fails or refuses to perform its obligations as set forth therein.

         (6) Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual reasonable out-of-pocket expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) all reasonable costs incurred in connection with hedging or covering transactions.

         (7) The Buyer shall have any rights otherwise available to it under any other agreement or applicable law. Subject to the terms and conditions of this Agreement, the Seller shall have, in addition to its rights hereunder, any rights otherwise available to it under applicable law and under any other agreement between the parties hereto; provided, however, that in the event of a conflict between this Agreement and any other agreement, this Agreement shall prevail unless expressly superseded by a separate written agreement.

         (b) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(1) and (4) of this Section, at any time thereafter without notice to Seller.

         All rights and remedies arising under this Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

         (c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         (d) To the extent permitted by applicable law, the Seller shall be liable to the Buyer for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Buyer's rights hereunder. Interest on any sum payable by the Seller to the Buyer under this paragraph 13(d) shall be at a rate equal to the Post-Default Rate.

14.      INDEMNIFICATION AND EXPENSES

         (a) The Seller agrees to hold the Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, "Costs"), relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller. The Seller also agrees to reimburse an

         Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of the Buyer's rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

         (b) The Seller agrees to pay as and when billed by the Buyer all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. The Seller agrees to pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all the reasonable fees, disbursements and expenses of counsel to the Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Section 27 hereof, the Seller agrees to pay the Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by the Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Repurchase Agreement, including, but not limited to, those out of pocket costs and expenses incurred by the Buyer pursuant to Sections 13(a), 24 and 27 hereof.

15.      RECORDING OF COMMUNICATIONS

         Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

16.      SINGLE AGREEMENT

         Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

17.      NOTICES AND OTHER COMMUNICATIONS

         Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

18.      ENTIRE AGREEMENT; SEVERABILITY

         This Repurchase Agreement together with the Custodial Agreement constitute the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Repurchase Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.      NON-ASSIGNABILITY

         The rights and obligations of the parties under this Repurchase Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Repurchase Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, shall give to any person, other than the parties to this Repurchase Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement.

20.      TERMINABILITY

         This Repurchase Agreement may be canceled by either party upon giving written notice to the other except that this Repurchase Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and the Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of the Seller under Section 14 hereof shall survive the termination of this Repurchase Agreement.

21.      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.      SUBMISSION TO JURISDICTION; WAIVERS
         BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER

         PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (E) THE BUYER AND THE SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.      NO WAIVERS, ETC.

         No failure on the part of the Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing.

24.      SERVICING

         (a) The Seller covenants to maintain or cause the servicing of the Mortgage Loans, to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Seller provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Repurchase Obligations have been paid in full or (iii) the transfer of servicing approved by the Seller.

         (b) All remittances from the Servicer under the Servicing Agreement, so long as the Buyer shall not have notified the Servicer and the Seller that a Default or an Event of Default has occurred and is continuing (in which event the Buyer shall be entitled to apply such amounts as the Buyer may determine in its sole discretion), shall be applied by the Buyer on each Payment Date in the following order of priority:

         (1)   to the payment of the Servicer's servicing fee;

         (2) to the payment of any Repurchase Obligations then due and payable; and;

         (3)   to the extent any amounts remain, to the Seller.

         (c) If the Purchased Mortgage Loans are serviced by the Seller, (i) the Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"). The Seller covenants to safeguard such Servicing Records and to deliver them promptly to the Buyer or its designee (including the Custodian) at Buyer's request following a Default.

         (d) If the servicer of the Mortgage Loans is the Seller or the Servicer is an Affiliate of the Seller, the Seller shall provide to the Buyer a letter from the Seller or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Buyer may terminate any Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Buyer, it being agreed that the Seller will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Buyer.

         (e) In the event the Seller or its respective Affiliate is servicing the Mortgage Loans, the Seller shall, upon one (1) Business Day's prior notice, permit the Buyer to inspect the Seller's or its Affiliate's servicing facilities, as the case may be, during normal business hours for the purpose of satisfying the Buyer that the Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Repurchase Agreement.

25.      PERIODIC DUE DILIGENCE REVIEW

         The Seller acknowledges that the Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to the Seller, the Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Seller and/or the Custodian. The Seller also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Seller acknowledges that the Buyer may purchase Mortgage Loans from the Seller based solely upon the information provided by the Seller to the Buyer in the Asset Medium and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Seller agrees to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Seller. The Seller further agrees that the Buyer shall pay all out-of-pocket costs and expenses incurred by the Buyer in connection with the Buyer's activities pursuant to this Section 25 (collectively, the "Due Diligence Costs"); provided that, in the event that a Default or an Event of Default shall have occurred, the Seller shall reimburse the Buyer for all Due Diligence Costs.

26.      BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT

         (a) The Seller hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Buyer's discretion from and after the occurrence of a Default with respect to the Seller, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Repurchase Agreement, and, without limiting the generality of the foregoing, the Seller hereby gives the Buyer the power and right, on behalf of the Seller, without assent by, but with notice to, the Seller, if an Event of Default shall have occurred and be continuing, to do the following:

         (1) in the name of the Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Purchased Items whenever payable;

         (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

         (3) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to the Buyer or as the Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against the Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any

               Purchased Items as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and to do, at the Buyer's option and the Seller's expense, at any time, and from time to time, all acts and things which the Buyer deems necessary to protect, preserve or realize upon the Purchased Items and the Buyer's Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as such Seller might do; and

         (4) to direct the actions of the Custodian with respect to the Purchased Items under the Custodial Agreement.

         The Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) The Seller also authorizes the Buyer, if an Event of Default shall have occurred with respect to the Seller, from time to time, to execute, in connection with any sale provided for in Section 13 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

         (c) The powers conferred on the Buyer hereunder are solely to protect the Buyer's interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. The Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

27.      MISCELLANEOUS

         (a) If there is any conflict between the terms of this Repurchase Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Repurchase Agreement shall prevail.

         (b) This Repurchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart.

         (c) The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

         (d) The Seller hereby acknowledges that:

         (1) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Repurchase Documents;

         (2)   the Buyer has no fiduciary relationship to the Seller; and

         (3)   no joint venture exists between the Buyer and the Seller.

28.      CONFIDENTIALITY

         The Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to the other regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the "Confidential Terms") shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) in the Event of a Default the Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise the Buyer's rights hereunder. The provisions set forth in this Section 30 shall survive the termination of this Repurchase Agreement for a period of one year following such termination.

29.      CONFLICTS

         In the event of any conflict between the terms of this Repurchase Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Repurchase Agreement shall prevail, and then the terms of the Repurchase Documents shall prevail.

30.      MAXIMUM CHARGES

         In no event whatsoever shall interest and other charges charged hereunder for the use, forebearance or detention of money exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that the Purchaser has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owned by the Seller, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Purchaser shall promptly refund such excess amount to the Seller and the provisions hereof shall be deemed amended to provide for such permissible rate.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.

                              BUYER:

                              DLJ MORTGAGE CAPITAL, INC.

                              By: /s/ Karey Geddes
                                 ------------------
                                 Title:  Vice President

                              Address for Notices:

                                 DLJ Mortgage Capital, Inc.
                                 277 Park Avenue
                                 New York, New York 10172
                                 Attention: Shannon Smith
                                 Telecopier No.: (212) 892-5434
                                 Telephone No.: (212) 892-3315

                              With a copy to:
                                 DLJ Mortgage Capital, Inc.
                                 277 Park Avenue
                                 New York, New York 10172

                                 Attention: Tim Porter, Esq.
                                 Telecopier No.: (212) 892-3332
                                 Telephone No.: (212) 892-2689

                              SELLER:

                              STARNET MORTGAGE, INC.

                              By: /s/ Kenneth F. Urbanus
                                 -----------------------
                                 Title:  President

                              Address for Notices:

                                 StarNet Mortgage, Inc.
                                 17311 North Dallas Parkway
                                 Suite 350
                                 Dallas, Texas 75248

                                 Attention: Kenneth F. Urbanus
                                 Telecopier No.: (972) 818-3264
                                 Telephone No: (972) 818-1212

                              With a copy (which shall not constitute notice)
                                 to:

                                 Gardere & Wynne, L.L.P.
                                 3000 Thanksgiving Tower
                                 1601 Elm Street
                                 Dallas, Texas  75201-4761

                                 Attention: I. Bobby Majumder, Esq.
                                 Telecopier No.: (214) 999-4667
                                 Telephone No.: (214) 999-3000

                                                                      SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

                       Part I: Residential Mortgage Loans

The Seller represents and warrants to the Buyer, with respect to each Mortgage Loan, that as of the Purchase Date for the purchase of any Purchased Assets by the Buyer from the Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect. For purposes of this
Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.

         (1) Mortgage Loans as Described. The information set forth in the Asset Medium is complete, true and correct;

         (2) Payments Current. All payments required to be made up to the related Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for more than 30 days more than once in the 12 months preceding the related Purchase Date. The first and second Monthly Payments shall be made with respect to the Mortgage Loan on or within 30 days of its Due Date, all in accordance with the terms of the related Mortgage Note;

         (3) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written



                                    Sch. 1-1
                  instrument which has been recorded, if necessary to protect the interests of the Buyer and which has been delivered to the Buyer. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Asset Medium. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Buyer and the terms of which are reflected in the Asset Medium;

         (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

         (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien Mortgage Loan and the outstanding principal balance of the Second Lien Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the requirements of Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

         (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Buyer's inspection, evidence of compliance with all such requirements;

         (8) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

         (9) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Asset Medium except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgaged property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, and that no residence or dwelling is (i) a mobile home or (ii) a manufactured dwelling unless such manufactured dwelling is
                  (x) permanently affixed to the Mortgaged Property, (y) considered real estate under applicable local law and (z) conforms to all Fannie Mae requirements. No portion of the Mortgaged Property is used for commercial purposes;

         (10) Valid First or Second Lien. The Mortgage is a valid, subsisting enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                                    (A) the lien of current real property taxes
                           and assessments not yet due and payable;

                                    (B) covenants, conditions and restrictions,
                           rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

                                    (C) other matters to which like properties
                           are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                                    (D) with respect to each Second Lien
                           Mortgage a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Buyer;

         (11) Validity of Mortgage Loan Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

         (12) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (13) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

         (14) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

         (15) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (A), (B), and (C), and with respect to each Second Lien Mortgage Loan clause (D) of Paragraph (10) of this Schedule I. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

         (16) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan,
                  (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

         (17) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (18) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (19) Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest are subject to change due to adjustments to the Mortgage Interest Rate, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

         (20) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

         (21) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as Exhibit II hereto. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;

         (22) Occupancy of the Mortgaged Property. As of the related Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (23) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (10) above;

         (24) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (25) Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and the Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage

                  Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

         (26) Delivery of Mortgage Loan Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been delivered to the Buyer or its Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 2 of the Custodial Agreement, except for such documents the originals of which have been delivered to the Buyer or its Custodian;

         (27) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

         (28) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (29) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (30) Consolidation of Future Advances. Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (31) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (32) Collection Practices; Escrow Deposits; Adjustable Rate Mortgage Loan Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

         (33) Appraisal. The Seller has delivered to the Buyer an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a appraiser qualified under Fannie Mae and Freddie Mac guidelines who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice, any additional requirements set forth for appraisals in Section 10 of the Repurchase Agreement, and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Loan, the Seller shall have received and deliver to the purchase a recertification of the appraisal.

         (34) Soldiers' and Sailors' Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (35) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

         (36) No Construction Loans No Mortgage Loan was made in connection with (a) facilitating the trade-in or exchange of a Mortgaged Property or (b) the construction or rehabilitation of a Mortgaged Property, unless the Mortgage Loan is a construction-to-permanent mortgage loan listed on the Asset Medium which has been fully disbursed, all construction work is complete and a completion certificate has been issued;

         (37) No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

         (38) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

         (39) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

         (40) Riegle Act. None of the Mortgage Loans are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994;

         (41) Texas Home Equity Loans. With respect to any Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing,

                           (a) all fees paid by the owner of the Mortgaged Property or such owner's spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan;

                           (b) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company;

                           (c) the Mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area;

                           (d) the owner of the Mortgaged Property was not required to apply the proceeds of the Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the Mortgagee;


                           (e) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and

                           (f) if discussions between the Mortgagee and the Seller were conducted primarily in a language other than English, the Mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted.

All notices, acknowledgments and disclosure statements required by Section 50,
Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan.

         (42) Insurance. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Buyer;

         (43) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

         (44) Prepayment Fee. With respect to each Mortgage Loan that has a Prepayment Fee feature, each such Prepayment Fee is enforceable and will be enforced by the Seller for the benefit of Buyer, and each Prepayment Fee is permitted pursuant to federal, state and local law. Each such Prepayment Fee is in an amount equal to the maximum amount permitted under applicable law;

         (45) Flood Certification Contract. The Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Buyer;

         (46) CLTV; Equity LTV. No Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an Equity LTV in excess of 125%; and

         (47) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or
                  (b) such consent has been obtained and is contained in the Mortgage File.

         (48) "Takeout Commitment" Each Takeout Commitment constitutes a legal, valid and binding obligation of Seller and the Takeout Investor (subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those relating to specific performance), respectively, enforceable against Seller and the Takeout Investor, respectively, in accordance with its terms.

                             Part II: Defined Terms

         In addition to terms defined elsewhere in the Repurchase Agreement, the following terms shall have the following meanings when used in this Schedule 1:

         "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

         "Adjustable Rate Mortgage Loan" shall mean an Adjustable Rate Mortgage Loan purchased pursuant to this Agreement.

         "Combined Loan-to-Value Ratio or CLTV" shall mean with respect to any Second Lien Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value of the Mortgage Property as of the origination date or the purchase price of the Mortgaged Property.

         "Due Date" shall mean the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Equity Loan-to-Value Ratio or Equity LTV" shall mean with respect to any Second Lien Mortgage Loan, the original principal balance of such Second Lien Mortgage Loan, divided by the Equity.

         "Escrow Payments" shall mean with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note, Mortgage or any other document.

         "First Lien Mortgage Loan" shall mean a Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

         "Fixed Rate Mortgage Loan" shall mean a fixed rate Mortgage Loan purchased pursuant to this Repurchase Agreement.

         "Interest Rate Adjustment Date" shall mean with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

         "Maximum Mortgage Interest Rate" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Asset Medium and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

         "Minimum Mortgage Interest Rate" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Asset Medium and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

         "Monthly Payment" shall mean with respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

         "Mortgage Interest Rate" shall mean with respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

         "Primary Mortgage Insurance Policy" shall mean each primary policy of mortgage insurance represented to be in effect pursuant to Paragraph (35) of this Schedule I.

                                                                       EXHIBIT I
                           FORM OF CONFIRMATION LETTER
                                           [                 ], 2000


---------------------------

---------------------------

---------------------------

---------------------------
Attention:
         Confirmation No.:
                          ----------------------

Ladies/Gentlemen:

         This letter confirms our oral agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Mortgage Loans between us, dated as of _______ _ , 2000 (the "Agreement"), as follows. All capitalized terms herein shall have the meaning as provided in the Agreement.

         Purchase Date:

         Mortgage Loans to be Purchased: See Appendix I hereto.
         [Appendix I to Confirmation Letter will list Mortgage Loans]

         Aggregate Principal Amount of Purchased Mortgage Loans:

         Purchase Price:

         Pricing Spread:

         Repurchase Date:

         Repurchase Price:

         Margin Percentage:

         Names and addresses for communications:

         Buyer:
            DLJ Mortgage Capital, Inc.
            DLJ Mortgage Capital, Inc.
            277 Park Avenue
            New York, New York 10172

            Attention: Shannon Smith
            Telecopier No.: (212) 892-5434
            Telephone No.: (212) 892-3315

         With a copy to:

            DLJ Mortgage Capital, Inc.
            277 Park Avenue
            New York, New York 10172

            Attention: Tim Porter, Esq.
            Telecopier No.: (212) 892-3332
            Telephone No.: (212) 892-2689

         Seller:

            StarNet Mortgage, Inc.
            17311 North Dallas Parkway
            Suite 350
            Dallas, Texas 75248

            Attention: Kenneth F. Urbanus
            Telecopier No.: (972) 818-3264
            Telephone No: (972) 818-1212

         With a copy (which shall not constitute notice) to:

            Gardere & Wynne, L.L.P.
            3000 Thanksgiving Tower
            1601 Elm Street
            Dallas, Texas  75201-4761

            Attention: I. Bobby Majumder, Esq.
            Telecopier No.: (214) 999-4667
            Telephone No.: (214) 999-3000

         Seller's wire transfer instructions for this transaction:

                  [BANK]
                  ABA #___________________
                  Account Name:_____________
                  A/C #:____________________
                  Attention:

                              DLJ MORTGAGE CAPITAL, INC.


                              By:
                                 -----------------------------
                                 Name:
                                 Title:

Agreed and Acknowledged:


STARNET MORTGAGE, INC.

By:
   ----------------------------
   Name:
   Title:

                                                                      EXHIBIT II

                             UNDERWRITING GUIDELINES

                              [ON FILE WITH BUYER]

                                                                     EXHIBIT III

                                FORM OF OPINIONS

DLJ Mortgage Capital, Inc.
[Address]

Dear Sirs and Mesdames:

You have requested our opinion as counsel to [____________], a [___________] organized and existing under the laws of [________] (the "Seller"), with respect to certain matters in connection with that certain Master Repurchase Agreement governing purchases and sales of certain Mortgage Loans, dated _______, 2000 (the "Repurchase Agreement"), by and between the Seller and DLJ Mortgage Capital, Inc. (the "Buyer"). The Master Repurchase Agreement and the Supplemental Terms and Conditions are hereinafter collectively referred to as the "Governing Agreements." Capitalized terms not otherwise defined herein have the meanings set forth in the Repurchase Agreement.


         [We] [I] have examined the following documents:

         1.       the Repurchase Agreement;
         2. unfiled copies of the financing statements listed on Schedule 1 (collectively, the "Financing Statements") naming the Seller as Debtor and the Buyer as Secured Party and describing the Purchased Items (as defined in the Master Repurchase Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");
         3.       the reports listed on Schedule 2 as to UCC financing
                  statements (collectively, the "UCC Search Report");
         4.       such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

         To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Seller contained in the Repurchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to me [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

         Based upon the foregoing, it is [our] [my] opinion that:

         1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the [State of _________] and is qualified to transact business in, and is in good standing under, the laws of the [State of _________].

         2. The execution, delivery and performance by the Seller of the Governing Agreements to which it is a party, and the sales by the Seller and the pledge of the Purchased Items under the Repurchase Agreement have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Governing Agreements have been executed and delivered by the Seller and are legal, valid and binding agreements enforceable under Texas and federal law in accordance with their respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Buyer's purchase of the Purchased Assets and/or security interest in the Purchased Assets.

         3. To the best of our knowledge, after due inquiry, no consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Seller for the execution, delivery or performance by the Seller of the Governing Agreements to which it is a party or for the sales by the Seller under the Repurchase Agreement or the sale of the Purchased Items to the Buyer and/or granting of a security interest to the Buyer in the Purchased Items, pursuant to the Repurchase Agreement.

         4. The execution, delivery and performance by the Seller of, and the consummation of the transactions contemplated by the Governing Agreements to which it is a party do not and will not (a) violate any provision of the Seller's charter or by-laws, (b) violate any applicable law, rule or regulation,
(c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Seller of which I [we] have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Seller is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of the Seller pursuant to the terms of any such agreement or instrument.

         5. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Governing Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Seller to perform under the terms of the Governing Agreements to which it is a party or the Mortgage Loans.

         6. The Repurchase Agreement is effective to create, in favor of the Buyer, either a valid sale of the Purchased Items to the Buyer under Texas law or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Seller in, to and under the Purchased Items as collateral security for the payment of the Seller's obligations under the Repurchase Agreement, except that (a) such security interests will continue in Purchased Items after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Purchased Items in which the Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Seller may be limited by Section 552 of the Bankruptcy Code.

         7. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Seller, the security interest referred to in Section 6 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Seller therein.

         8. (a) Upon the filing of financing statements on Form UCC-1 naming the Buyer as "Secured Party" and the Seller as "Debtor", and describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in Section 6 above will constitute fully perfected security interests under [Texas] law in all right, title and interest of the Seller in, to and under such Purchased Items, which can be perfected by filing under [Texas] law, or, will demonstrate a completion of the sale of the Mortgage Loans to the Buyer.

         (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Purchased Items as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Purchased Items prior to the effective dates of the UCC Search Report.

         9. The Seller is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.



                                   Very truly yours,

                                                                      EXHIBIT IV

                            UCC FILING JURISDICTIONS

Secretary of State of Delaware
Secretary of State of Texas




                                   Exh. IV-1

                                                                       EXHIBIT V

                                ACCOUNT AGREEMENT

                                                                    May 31, 2000

StarNet Mortgage, Inc., as Seller
17311 North Dallas Parkway
Suite 350
Dallas, Texas 75248
Attn: Kenneth F. Urbanus, President

Bank United, N.A., as Bank
10501 North Central Expressway
Dallas, Texas 75248
Attn: Keith Schmidt, Vice President

Re: Collection Account Established by StarNet Mortgage, Inc. (the "Seller") at Bank United, N.A. (the "Bank") pursuant to that certain Master Repurchase Agreement (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), dated May 31, 2000, between DLJ Mortgage Capital, Inc. (the "Buyer") and Seller.

Ladies and Gentlemen:

         The Seller has entered into a Repurchase Agreement pursuant to which the Buyer may from time to time enter into Transactions (as defined therein) secured by, among other things, the payments made by mortgagors on account of Purchased Assets sold to the Buyer under the Repurchase Agreement. As a requirement of such Transactions, all such payments are required to be forwarded daily to the Buyer at the Collection Account identified below within one (1) Business Day of receipt.

         The Seller has established a collection account, Account No. 8005171189, for the account of DLJ Mortgage Capital, Inc., with the Bank, ABA# 313071904 (the "Collection Account") which the Bank maintains in the name and in trust for the Buyer. The Seller has granted to the Buyer a security interest in all payments deposited in the Collection Account with respect to the Purchased Items sold to the Buyer under the Repurchase Agreement.

         The Buyer agrees to release such funds no later than one (1) Business Day following the later to occur of the (i) receipt of the related Asset Tape from the Seller detailing such deposits made to Collection Account and (ii) receipt of the accrued and unpaid Periodic Advance Repurchase Payment with respect to outstanding Transactions. The Buyer shall withdraw and apply or remit to the Seller (as applicable) such deposits in the following order:

         (a) any amounts due on account of a Price Differential in accordance with Section 5(b) of the Repurchase Agreement,

         (b) any amounts due on account of a Margin Deficit in accordance with Section 4 of the Repurchase Agreement,

         (c) any other fees or amounts due the Buyer under the Repurchase Agreement, and

         (d)      the remainder of funds to the Seller.

         In addition, the Bank acknowledges that (a) the Seller has granted a security interest in all of the Seller's right, title and interest in and to any funds from time to time on deposit in the Collection Account with respect to the Purchased Assets sold to the Buyer under the Repurchase Agreement, (b) that such funds are received by the Bank in trust for the benefit of Buyer and, except as provided below, are for application against the Seller's liabilities to Buyer, and (c) that the Bank shall transfer funds from the Collection Account in accordance with the Buyer's instructions until the Bank receives notice from the Buyer that it has released its lien on the Collection Account and all funds deposited therein.

         In the event the Bank receives notice from the Buyer that an event of default has occurred and is continuing under the Repurchase Agreement (a "Notice of Event of Default") from the Buyer, the Bank shall in no event (a) transfer funds from the Collection Account to the Seller, (b) act on the instruction of the Seller or (3) cause or permit withdrawals from the Collection Account in any manner not approved by the Buyer in writing.

         All bank statements in respect to the Collection Account shall be sent to the Buyer at:

                              DLJ Mortgage Capital, Inc.
                              277 Park Avenue
                              New York, New York 10172

                              Attention: Shannon Smith
                              Telecopier No.: (212) 892-5434
                              Telephone No: (212) 892-3315

         With a copy to:

                              DLJ Mortgage Capital, Inc.
                              277 Park Avenue
                              New York, New York 10172
                              Attention: Tim Porter, Esq.
                              Telecopier No.: (212) 892-3332
                              Telephone No.: (212) 892-3315
         with copies to the Seller at:

                              StarNet Mortgage, Inc.
                              17000 Preston Road
                              Suite 350
                              Dallas, Texas 75248

                              Attention: Kenneth F. Urbanus
                              Telecopier No.: (972) 665-0094
                              Telephone No: (972) 665-0009

         With a copy (which shall not constitute notice) to:

                              Gardere & Wynne, L.L.P.
                              3000 Thanksgiving Tower
                              1601 Elm Street
                              Dallas, Texas  75201-4761
                              Attention: I. Bobby Majumder, Esq.
                              Telecopier No.: (214) 999-4667
                              Telephone No.: (214) 999-3000

         Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.


                                   Very truly yours,


                                   DLJ MORTGAGE CAPITAL, INC.

                                   By:
                                      ---------------------------------
                                      Title:


Agreed and acknowledged:


STARNET MORTGAGE, INC., as Seller


By:
   ------------------------------
Title:

Agreed and acknowledged:


BANK UNITED, N.A., as Bank


By:
   ------------------------------
Title:

                                                                      EXHIBIT VI

                         FORM OF TRUE SALE CERTIFICATION

             CERTIFICATE OF STARNET MORTGAGE, INC. (THE "PURCHASER")

         In connection with the transaction pursuant to the Master Repurchase Agreement, dated as of [ ], 2000 between DLJ Mortgage Capital, Inc. and StarNet Mortgage, Inc., the undersigned certifies, on behalf of Purchaser that:

         1. I personally participated as the __________ of the Purchaser in the transaction (the "Transaction"), pursuant to which [NAME OF SELLER] (the "Seller") sold [DESCRIBE ASSETS] (the "Assets") to the Purchaser. In such capacity, I reviewed the purchase and sale agreement relating to the Transaction dated as of __________ __, 2000 (the "Purchase and Sale Agreement").

         2. Due to my close involvement in the Transaction, I can accurately and diligently certify the facts listed herein on behalf of the Purchaser.

         3. The Seller has shifted all of the risks and burdens which are associated with the ownership of the Assets to the Purchaser.

         4. The Seller has shifted all of the benefits and rewards which are associated with the Assets to the Purchaser. Subsequent to the consummation of the Transaction, the Seller had no control rights with respect to the Assets, and all legal rights and title with respect to the Assets vested in the Purchaser.

         5. There has been no recourse to the Seller with respect to the performance of the Assets.

         6. As of the date of the consummation of the Transaction, the Seller received from the Purchaser reasonably equivalent value for the transferred Assets, in the form of [DESCRIBE CONSIDERATION].

         7. The Purchase and Sale Agreement represented the intention of the Seller and the Purchaser to accomplish a complete and irrevocable sale of the Assets.

         8. The Seller neither was obligated to repurchase, nor had any "call" rights with respect to, the Assets.

         9. The Purchaser neither was obligated to sell the Assets back to the Seller, nor had any "put" rights with respect to the Assets.

         10. The Purchaser's books and records reflect that the Transaction was a sale of the Assets, rather than a secured financing or a loan.

         11. The Purchaser treated the Transaction as a sale for accounting and tax purposes.

         12. The Transaction was duly authorized by the Purchaser's officers and directors, as required by the Purchaser's organizational documents and applicable law.

         I have been duly authorized to execute this certificate on behalf of Purchaser.

                                   STARNET MORTGAGE, INC.


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

                         CERTIFICATE OF [NAME OF SELLER]

                  In connection with the transaction pursuant to the Master Repurchase Agreement, dated as of July 15, 1999 between DLJ Mortgage Capital, Inc. and [PURCHASER] (the "Purchaser"), the undersigned certifies, on behalf of [NAME OF SELLER] (the "Seller") that:

         1. I personally participated as the __________ of the Seller in the transaction (the "Transaction") pursuant to which Seller sold [DESCRIBE ASSETS] (the "Assets") to the Purchaser. In such capacity, I reviewed the purchase and sale agreement relating to the Transaction dated as of __________ __, 2000 (the "Purchase and Sale Agreement").

         2. Due to my close involvement in the Transaction, I can accurately and diligently certify the facts listed herein on behalf of the Seller.

         3. The Seller has shifted all of the risks and burdens which are associated with the ownership of the Assets to the Purchaser.

         4. The Seller has shifted all of the benefits and rewards which are associated with the Assets to the Purchaser. Subsequent to the consummation of the Transaction, the Seller had no control rights with respect to the Assets, and all legal rights and title with respect to the Assets vested in the Purchaser.

         5. There has been no recourse to the Seller with respect to the performance of the Assets. As of the date of the consummation of the Transaction, the Seller received from the Purchaser reasonably equivalent value for the transferred Assets, in the form of [DESCRIBE CONSIDERATION].

         6. The Purchase and Sale Agreement represented the intention of the Seller and the Purchaser to accomplish a complete and irrevocable sale of the Assets.

         7. The Seller neither was obligated to repurchase, nor had any "call" rights with respect to, the Assets.

         8. The Purchaser neither was obligated to sell the Assets back to the Seller, nor had any "put" rights with respect to the Assets.

         9. The Seller's books and records reflect that the Transaction was a sale of the Assets, rather than a secured financing or a loan.

         10. The Seller treated the Transaction as a sale for accounting and tax purposes.

         11. The Transaction was duly authorized by the Seller's officers and directors, as required by the Seller's organizational documents and applicable law.

         I have been duly authorized to execute this certificate on behalf of StarNet Mortgage, Inc.

                                   [SELLER]


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT VII


                                TAKEOUT INVESTORS